                                                                   EXHIBIT 10.7


                              ALBANY STREET PLAZA

                                 OFFICE LEASE


              ALBANY STREET PLAZA REAL ESTATE MANAGEMENT COMPANY
                                   LANDLORD


                                      AND


                              INVENTA CORPORATION
                                    TENANT



                          DATED:   SEPTEMBER 8, 1998
                          REVISED: OCTOBER 21, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
Article    1.00    Basic Lease Information                                  6

Article    2.00    Demised Premises                                         8
           2.01    Agreement And Description                                8
           2.02    Warranty Of Title/Quiet Enjoyment                        8
           2.03    Estoppel                                                 8
           2.04    Initial Condition Of Premises                            8
           2.05    Use Of The Premises                                      8

Article    3.00    Term, Commencement, Occupancy                            8
           3.01    Term                                                     8
           3.02    Occupancy                                                8
           3.03    No Notice For Termination                                8
           3.04    Holdover                                                 9

Article    4.00    Rent                                                     9
           4.01    General                                                  9
           4.02    Unspecified Costs                                        9
           4.03    Due Date                                                 9
           4.04    Rental Years                                             9
           4.05    Covenant To Pay Rent; Place Of Payment                   9
           4.06    No Waiver Upon Receipt                                   9
           4.07    Late Charge                                              9

Article    5.00    Tax                                                      9
           5.01    Abatement                                                9
           5.02    Payment                                                  9

Article    6.00    Acceptance Of Premises                                   9

Article    7.00    Subordination                                           10
           7.01    To Mortgages And Leases in General                      10
           7.02    To The Master Lease                                     10

Article    8.00    Tenant's Improvements, Fixtures And Mechanic's Liens    10
           8.01    Improvements                                            10
           8.02    Landlord's Right To Enter                               10
           8.03    Mechanic's Liens                                        10
           8.04    Fixtures                                                10

Article    9.00    Prompt Occupancy And Use                                10
           9.01    Continuous Occupancy                                    10
           9.02    Operations In Good Faith                                10
           9.03    Hours And Days Of Operation                             10

Article   10.00    Operation By Tenant                                     10
          10.01    Tenant's Maintenance Obligations                        10
          10.02    Prohibitions                                            11
          10.03    Paraphernalia And Pornography Prohibited                11

Article   11.00    Structural Repairs                                      11

Article   12.00    Interior Repairs                                        11
          12.01    Tenant's Repairs                                        11
          12.02    Tenant's Indemnification                                12

Article   13.00    Damage To Premises                                      12

Article   14.00    Alterations                                             12
          14.01    Tenant's Improvements                                   12
          14.02    Exterior And Structural Improvements                    12
          14.03    Signs And Advertising                                   12

          14.04    Painting/Decorations                                    12
          14.05    Approval By Landlord                                    12

Article   15.00    Roof And Walls                                          12

Article   16.00    Common Facilities                                       12
          16.01    General                                                 12
          16.02    Operation And Maintenance                               13
          16.03    Landlord's Right To Alter                               13

Article   17.00    Expense Of Common Facilities                            13
          17.01    Landlord's Operating Costs                              13
          17.02    Tenant's Share                                          13
          17.03    Payment And Adjustment Of Tenant's Share                13

 Article  18.00    Payment Of Utility Charges, Etc.                        13
          18.01    Electricity                                             13
          18.02    Payment Of Charges                                      13
          18.03    Interruption In Service                                 14
          18.04    Alteration Of Service                                   14

 Article  19.00    Insurance                                               14
          19.01    Insurance Required                                      14
          19.02    Compliance With Landlord's Policies                     14
          19.03    Waiver Of Subrogation                                   14

Article   20.00    Indemnity                                               14

Article   21.00    Fire Or Other Casualty                                  15
          21.01    Repair, Rent Abatement                                  15
          21.02    Termination By Landlord                                 15
          21.03    Demolition                                              15

Article   22.00    Condemnation                                            15

Article   23.00    Inspections By Landlord                                 15

Article   24.00    No Assignment, Etc.                                     15
          24.01    General                                                 15
          24.02    Any Assignment Void                                     15
          24.03    Limitation On Remedies                                  16

Article   25.00    Default                                                 16
          25.01    Events Of Default                                       16
          25.02    Landlord's Remedies                                     18
          25.03    Certain Damages                                         16
          25.04    Continuing Liability After Termination                  17
          25.05    Cumulative Remedies                                     17

Article   26.00    Default By Landlord                                     17

Article   27.00    Successors And Assigns                                  17

Article   28.00    Governing Law                                           17

Article   29.00    Captions                                                17

Article   30.00    Brokers                                                 18

Article   31.00    Written Modification                                    18

Article   32.00    Severability                                            18

Article   33.00    Notices                                                 18

Article   34.00    Option To Renew                                         18
          34.01    Term, Notice                                            18

          34.02    Rent                                                    18

Article   35.00    Joint And Several Liability                             18

Article   36.00    Not A Joint Venture                                     18

Article   37.00    No Option                                               19

Article   38.00    Third Party Beneficiary                                 19

Article   39.00    Compliance With All Laws                                19

Article   40.00    Limitation On Recourse                                  19

Article   41.00    Force Majeure                                           19

Article   42.00    No Recordation                                          19

Article   43.00    Effect Of Sale                                          19

Article   44.00    Tenant's Ecra Warranty                                  19

Article   45.00    Use Of Asbestos                                         19

Article   46.00    Corporate Tenancy                                       20

Article   47.00    Parking                                                 20

                               TABLE OF EXHIBITS
                               -----------------

The following exhibits are attached to this Lease and are made part of this Lease Agreement:

                                                                         Page

EXHIBIT A    The Premises                                                  21

EXHIBIT B    Rent Schedule                                                 22

EXHIBIT C    Approved Sign Design                                          23

EXHIBIT D    Work Letter/Tenant's Plans                                    24

EXHIBIT E    Master Lease                                                  25

EXHIBIT F    Cleaning Schedule                                             30

EXHIBIT G    Rules and Regulations                                         31

                            FIRST ADDENDUM TO LEASE
                            -----------------------


THIS FIRST ADDENDUM-TO LEASE (this "Addendum") is made by and between ALBANY STREET PLAZA REAL ESTATE MANAGEMENT COMPANY ("Landlord"), and INVENTA CORPORATION ("Tenant"), to be a part of that certain Lease Agreement (and Addendum thereto) of even date herewith between Landlord and Tenant (the "Lease") concerning a 5200 square feet of office space located at that building commonly known by the street address of 120 Albany Street, New Brunswick, New Jersey, together with up to 30 parking spaces allocated thereto. Landlord and Tenant agree that, notwithstanding anything to the contrary in the Lease, the Lease is hereby modified and supplemented as set forth below.

1.  Commencement Date:   The Lease shall commence on November 15, 1998.
    -----------------

2.  Taxes:  "Taxes" shall not include and Tenant shall not be required to pay
    -----
    any portion of any tax or assessment expense or any increase therein (i) levied on Landlord's rental income, unless such tax or assessment expense is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; (iii) imposed on land and improvements other than the Premises; or (iv) attributable to Landlord's net inheritance, gift, transfer, estate or state taxes.

3.  Operating Costs:  "Operating Costs" shall not include and Tenant shall in no
    ---------------
    event have any obligation to perform or to pay for the following (collectively, "Costs"); (i) Costs occasioned by the act, omission or violation of any law by Landlord, any other occupant of the Building, or their respective agents, employees or contractors; (ii) Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain; (iii) Costs to correct any construction defect in the Premises or the Building or to comply with any CC&Rs or law applicable to the Premises or the Building on the Lease Commencement Date; (iv) Cost of any renovation, improvement, painting or redecorating of any portion of the Building not made available for Tenant's use; (v) Costs incurred in connection with negotiations or disputes with any other occupant of the Building and Costs arising from the violation by Landlord or any occupant of the Building (other than Tenant) of the terms and conditions of any lease or other agreement; (vi) insurance Costs for coverage not customarily paid by tenants of similar buildings in the vicinity of the Premises and premiums and deductibles for coverages in excess of standard "all-risk" premiums and deductibles, increases in insurance Costs caused by the activities of another occupant of the Building, insurance deductibles, and co-insurance payments; and (vii) Costs to respond to any claim of Hazardous Material contamination or damage, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant.

4.  Expansion Option:  Tenant shall have an option on 3,600 square feet of space
    ----------------
    commencing October 1, 1999, if it becomes available, at all the terms of this lease, including rent, and a tenant improvement allowance of $5.00/rsf. Tenant shall provide Landlord notice that Tenant desires to rent such space by March 1, 1999.

5.  Tenant's Right of First Refusal:  Tenant shall have the right of first
    -------------------------------
    refusal on any space becoming available in the existing or proposed adjacent building. Landlord shall notify Tenant of any possible vacancy and Tenant shall notify Landlord within 30 days of its intention to exercise its right of first refusal. Any exercise of such right shall be at all the terms of this lease, including rent, and a tenant improvement allowance of $5.00/rsf. And any tenancy created thereby, and shall run coterminous with this lease.

6.  Tenant's Right of Termination:  Tenant shall have the right to terminate the
    -----------------------------
    Lease after twenty four (24) months with three months prior written notice, if Landlord is unable to provide written assurance by such time that it can provide an additional space of 6500 square feet within twenty four (24) months of the commencement of this Lease.

7.  Compliance with Laws:  Tenant shall comply with or cause the Premises to
    --------------------
    comply with any laws, rules or regulations unless the compliance with any of the foregoing is necessitated solely due to Tenant's particular use of the Premises.

8.  Soundness of Tenant Improvement and Other Improvements:   Notwithstanding
    ------------------------------------------------------
    anything to the contrary in the lease, effective upon delivery of the Premises to Tenant, Landlord does hereby warrant that (a) the construction of the Improvements was performed in accordance with all rules, regulations, codes, statutes, ordinance, and laws of all governmental and quasi-governmental authorities, in accordance with the Final Plans, and in a good and workman-like manner, (b) all material and equipment installed therein conformed to the Final Plans and was new and otherwise of good quality, (c) the electrical, plumbing, and mechanical systems servicing the Premises are in working order and in good condition, and (d) the roof is in good condition and water tight. All repairs to such systems within six (6) months of the Commencement Date shall be performed at Landlord's sole expense.

9.  Repairs and Maintenance:  Landlord shall perform and construct, and Tenant
    -----------------------
    shall have no responsibility to perform or construct, any repair, maintenance or improvements (i) necessitated by the sole acts or omissions of Landlord, or its respective agents, employees or contractors, or (ii) for which Landlord has a right of reimbursement from others. Landlord shall contract for the maintenance of the landscape and HVAC systems, which costs, to the extent they do not exceed the costs of comparable services provided in the general locale of the Premises, shall be allocated to Tenants as Operating Costs under the Lease.

10. Indemnity and Insurance: The Tenant agrees to and shall save, hold and keep
    -----------------------
    harmless and indemnify the Landlord from and for any and all payments, expenses, costs, attorney fees and from and for any and all claims and liability for losses or damage to

                                                              ------------------
                                                               /s/ [ILLEGIBLE]^^
                                                              ------------------
                                                                 Initial Here
    property or injuries to persons occasioned wholly or in part by or resulting from any acts or omissions by the tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, or for any cause or reason whatsoever arising out of or by reason of the occupancy by the Tenant and the conduct of the Tenant's business, except to the extent caused by the negligence or willful misconduct of Landlord, or Landlord's agents, employees guests, licensees, invitees or other Tenants.

11. Surrender:  Tenant's obligations with respect to the surrender of the
    ---------
    Premises shall be fulfilled if Tenant surrenders possession of the Premises in the condition existing at the Lease Commencement Date, ordinary wear and tear, acts of God, casualties, condemnation, Hazardous Materials (other than those released or emitted by Tenant or its agents, employees or contractors in or about the Premises), and alterations or other interior improvements which Landlord states in writing may be surrendered at the termination of the Lease, excepted.

12. Reasonable Expenditures: Any expenditure by a party permitted or required
    -----------------------
    under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

13. Effect of Addendum: All terms with initial capital letters used herein as
    ------------------
    defined terms shall have the meanings ascribed to them in the Lease unless specifically defined herein. In the event of any inconsistency between this addendum and the Lease, the terms of this addendum shall prevail. As used herein, the term "Lease" shall mean the Lease, this Addendum and all riders, exhibits, rules, regulations, referred in the Lease or this addendum.



   ATTEST:                    ALBANY STREET PLAZA REAL ESTATE MANAGEMENT COMPANY


 /s/ [ILLEGIBLE]^^  11/4/98     /s/: Omar Boraie                    11-4-98
----------------------------- --------------------------------------------------
   Witness          Date       Omar Boraie                            Date
                               Managing Partner




   ATTEST:                     Inventa Corporation


 /s/ [ILLEGIBLE]^^  11/3/9?    /s/ Ashok Santhanam                  11/3/9?
 ----------------------------  -------------------------------------------------
   Witness          Date       Ashok Santhanam                        Date
                               CEO

                                                              ------------------
                                                               /s/ [ILLEGIBLE]^^
                                                              ------------------
                                                                 Initial Here

                                LEASE AGREEMENT


This Lease Agreement dated, September 8, 1998 is made by and between Albany Street Plaza Real Estate Management Company having an address c/o Boraie Realty, 120 Albany Street, Suite 305, New Brunswick, New Jersey 08901 (Landlord) and Inventa Corporation having an address at 2620 Augustine Drive, Suite # 205, Santa Clara, CA 95054 (Tenant).

                                  WITNESSETH:

Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

ARTICLE 1.00 BASIC LEASE INFORMATION
In addition to the terms used in the Article which are defined elsewhere in this Lease, the following defined terms may be used in this Lease:


a)   Tenant's Trade Name:             Inventa Corporation

b)   Tenant's Address:                2620 Augustine Drive, Suite # 205
                                      Santa Clara, CA 95054

c)   Landlord:                        Albany Street Plaza Real Estate Management
                                      Company

d)   Landlord's Address:              c/o Boraie Development Corp.
                                      120 Albany Street, Suite 305
                                      New Brunswick, New Jersey 08901

e)   Albany Street Plaza Address:     120 Albany Street
                                      New Brunswick, New Jersey 08901

f)   Commencement Date:               November 1, 1998

g)   Termination Date:                October 31, 2003

h)   Security Deposit:                $22,533.34 (2 month rent)

i)   Annual Basic Rent:               $135,000.00 Years 1-5
                                      $11,266.67 monthly

j)   Monthly Basic Rent:              Per Month Commencing on the Commencement
                                      Date Subject to Adjustments for the First and Last Months Rent Pursuant to Sections
                                      4.02 and 4.03.

k)   Leaseable Area of the Premises:  Approximately 5200 Square Feet

l)   Leaseable Area of Albany Street  120,000 Square Feet
     Plaza:

m)   Permitted Use:                   Office Space and Related Purposes
                                      Incidental to Tenant's

n)   Minimum Business Hours:          Monday - Friday, 7:00 AM - 7:00 PM
                                      Saturday, 7:00 AM - 3:00 PM

o)   Broker:                          Boraie Realty
                                      257 Livingston Avenue
                                      New Brunswick, New Jersey 08901

p)   Additional Rent:                 Any and all amounts (Including Without
                                      Limitation Tenant's Share of Landlord's
                                      Operating Costs) which this Lease Requires
                                      Tenant to pay in addition to Annual Basic
                                      Rent.

q)   Premises:                        The Premises shown on Exhibit A to this
                                      and known as partial 7th floor

r)   Albany Street Plaza:             The Shopping Center and Office Development
                                      Consisting of the Land and all
                                      Improvements built on the land, including
                                      Without Limitation, the Parking Lot,
                                      Walkways, Driveways, Fences and
                                      Landscaping, located at 120 Albany

                                                              ------------------
                                                               /s/ [ILLEGIBLE]^^
                                                              ------------------
                                                                 Initial Here

                                      Street, New Brunswick, New Jersey 08901.

s)   Building:                        The office and retail building which is
                                      part of Albany Street Plaza.

t)   Rent:                            The Annual Basic Rent and Additional Rent.

                                                              ------------------
                                                               /s/ [ILLEGIBLE]^^
                                                              ------------------
                                                                 Initial Here

                         ARTICLE 2.00 DEMISED PREMISES

Section 2.01  Agreement and Description
Landlord, for and in consideration of the terms, covenants and conditions herein contained, does hereby demise, lease and let to Tenant, and Tenant does hereby hire and take from Landlord for the term hereof subject to the terms, covenants and conditions herein contained, approximately 5200 square feet on the 7th floor known as Suite 700 of the building commonly known and designated as Albany Street Plaza, 120 Albany Street, New Brunswick, New Jersey 08901 as more specifically described on the sketch attached as Exhibit A (the "Premises").

Section 2.02  Warranty of Title/Quiet Enjoyment
Landlord hereby warrants that it and no other person or corporation has the right to lease the Premises hereby demised. Tenant shall have peaceful and quiet use and possession of the Premises without hindrance on the part of Landlord. However, Tenant acknowledges that neither Landlord nor its agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose.

Section 2.03  Estoppel
Tenant agrees that at any time, and from time to time, at reasonable intervals, within twenty (20) days after written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord and/or to such assignee or secured party as may be designated by Landlord, a certificate stating

     (a) that the Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified, and identifying the modification agreements, or if the Lease is not in full force and effect the certificate shall so state);

     (b)  the date to which rental has been paid under the Lease;

     (c) whether or not there is any existing default by Tenant in the payment of any rent or other sum of money under the Lease, and whether or not there is any other existing default by either party under the Lease with respect to which a notice of default has been served, and if there is any such default, specifying the nature and extent thereof;

     (d) whether or not there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed by Tenant under the Lease; and

     (e) such other matters relating to this Lease as may be reasonably requested by Landlord or any of its aforesaid designees.

Section 2.04 Initial Condition of Premises
Landlord agrees that prior to commencement of the Lease it will provide concrete structural frame, concrete floor slab, demising walls as set forth on Exhibit A, power to electrical rooms (and to the Premises), roughing for water and sanitary sewer to the demising walls and standard automatic wet sprinkler system and improvements in accordance with the plans and specifications set forth on Exhibit D (Work Letter/Tenant's Plans) attached hereto.

Section 2.05 Use of the Premises
Tenant shall use the Premises to operate only for office space and related purposes incidental to Tenants business, and in accordance with applicable law (the "Permitted Use").

                  ARTICLE 3.00 TERM; COMMENCEMENT; OCCUPANCY

Section 3.01 Term
This Lease shall be for a term of five (5) years (the "Term"), commencing on the "Commencement Date" (as hereinafter defined) and expiring at the close of business October 31, 2003 (5) years after said Commencement Date (the "Termination Date"), subject to any option rights which may be contained in
Article 34.00 hereof.

Section 3.02 Occupancy
Notwithstanding any other provision of this Lease to the contrary, in no event shall Tenant occupy or use the Premises for any purpose prior to the Landlord's receipt of a Certificate of Occupancy ("CO") for the Building.

Section 3.03 No Notice for Termination
This Lease shall terminate on the Termination Date set forth in Section 3.01, or any extension or renewal thereof, without the necessity of any notice from either Landlord or Tenant to terminate the same. Tenant hereby waives any statutorily required notice to vacate the Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of Premises from a Tenant holding over to the same extent as if statutory notice had been given. For the period of three (3) months prior to the Termination Date, or any renewal or extension, Landlord shall have the right to display on the exterior of the Premises a "For Rent" sign; and during such period Landlord may show the Premises to prospective tenants during normal business hours with reasonable notice.

                                                              ------------------
                                                               /s/ [ILLEGIBLE]^^
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                                                                 Initial Here

Section 3.04  Holdover
If Tenant shall be in possession of the Premises after the Termination Date set forth in section 3.01, in the absence of any agreement extending the term hereof, the tenancy under this Lease shall become one from month to month, which either party may terminate on thirty (30) days prior written notice. During such occupancy subsequent to the Termination Date, Tenant shall pay such rent as the Landlord, in his sole discretion, shall deem appropriate.

                               ARTICLE 4.00 RENT

Section 4.01  General
Tenant covenants and agrees to pay the Landlord, as rental during the Term for the Premises, an annual basic rent as set forth on Exhibit B ("Annual Basic Rent") payable in equal monthly installments as set forth on Exhibit B ("Monthly Basic Rent"). Landlord and Tenant agree that the Annual Basic Rent shall change by no more that one (1%) percent due to any inaccuracy in the calculation of leasable square feet occupied by the Premises as stated in subsection 1.00 (k). Tenant covenants and agrees to pay, when due, any an all Additional Rent as hereinafter set forth in this Lease.

Section 4.02  Unspecified Costs
Any cost of any nature not specified in this Lease attributable to the operation, maintenance, alteration or improvement of the Premises shall, at the option of the Landlord, if not paid when due, be deemed Additional Rent and collectible as such with the next installment of Monthly Basic Rent. Nothing herein contained shall be deemed to suspend or delay the payment of any sum at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

Section 4.03  Due Date
Monthly Basic Rent shall be payable in advance on the first business day of each full calendar month during the Term, the first such payment, to be paid on the Commencement Date, shall include any prorated Annual Basic Rent for the period from the Commencement Date to the first day of the first full calendar month in the Term.

Section 4.04  Rental Years
The first "Rental Year" shall begin on the Commencement Date and shall end at the close of the twelfth full calendar month following the Commencement date; thereafter a Rental Year shall consist of successive periods of twelve calendar months. Any portion of the Term remaining at the end of the last full Rental Year shall constitute the final Rental Year and rentals and all other charges shall be apportioned therefore and promptly paid as provided herein on the basis of the number of days in such final Rental Year divided by 365 days.

Section 4.05  Covenant to Pay Rent; Place of Payment
Tenant covenants to pay all Rent when due, without any setoff, deduction or demand whatsoever. Any monies paid or expenses incurred by Landlord to correct violations of any of the Tenant's obligations hereunder shall be payable to Landlord as Additional Rental. Any Additional Rent provided for in this Lease shall be due with the next installment of Annual Basic Rent due after receipt of notice of such Additional Rent from Landlord. Rent and statements required of Tenant shall be paid or delivered to Landlord at such place as Landlord may from time to time designate in writing to Tenant.

Section 4.06  No Waiver. Upon Receipt
Receipt and acceptance by Landlord of any rentals, additional rentals and charges with knowledge of the breach of any covenant or condition of this lease by Tenant shall not be deemed a waiver of such breach.

Section 4.07  Late Charge
Notwithstanding anything to the contrary herein contained, in order to cover the extra expense involved in handling delinquent payments, Tenant shall pay a late charge of five percent (5%) of the overdue payment when any payment of Rent hereunder is paid more than five (5) days after the due date thereof. It is understood and agreed that this charge is for additional expense incurred by Landlord and shall not be considered interest.

                               ARTICLE 5.00 TAX

Section 5.01  Abatement
Landlord anticipates having a property tax abatement for 15 years, whereby Landlord will make certain payments in lieu of real estate taxes. The Tenant is responsible for Tenant's share of said in lieu of tax payments. If at any future time Landlord becomes obligated to pay taxes, Tenant shall be obligated to pay as Tenant's share of such tax. If at any future time said property tax or in lieu of property tax payment shall increase, Tenant shall pay Tenant's share of the increase.

Section 5.02  Payment
Each month as Additional Rent, Tenant shall pay to Landlord one-twelfth (1/12) of Tenant's Share of the appropriate property tax payment as specified in
Section 5.01 of this Lease.

                      ARTICLE 6.00 ACCEPTANCE OF PREMISES

By opening for business, Tenant Shall be deemed to have accepted the Premises, acknowledged that the same are in the condition called for hereunder and agreed that the obligations of the Landlord imposed hereunder have been fully performed.

                                                              ------------------
                                                               /s/ [ILLEGIBLE]^^
                                                              ------------------
                                                                 Initial Here

                          ARTICLE 7.00 SUBORDINATION

Section 7.01 To Mortgages and Leases in General
This Lease shall not be a lien against the Premises in respect to any mortgages, or ground or master leases, that are, now or may hereafter be placed upon the Premises. All such mortgages, or ground or master leases shall have preference and precedence, and be superior and prior in lien, to this Lease, irrespective of the date of recording. This provision shall be self-operative and no further instrument of subordination shall be required. Nevertheless, Tenant agrees to execute without cost any instruments which Landlord may deem necessary or desirable to confirm the subordination of this Lease. A refusal by the Tenant to execute such instruments shall constitute a default under this Lease.

Section 7.02 To the Master Lease
This lease is subordinate to the Master Lease Agreement ("Master Lease") for the Albany Street Plaza, between Albany Street Plaza Urban Renewal Association as master lessor and Albany Street Plaza Real Estate Management Company as master lessee. The terms and conditions of the Master Lease are incorporated herein and are binding upon the parties hereto as if set forth fully herein. Where the provisions of the Master Lease and this Lease are conflicting, the Master Lease shall be controlling.

       ARTICLE 8.00 TENANT'S IMPROVEMENTS, FIXTURES AND MECHANIC'S LIENS

Section 8.01 Improvements
On or before the Commencement date, Landlord shall substantially complete all work to the Premises for Tenant in accordance with the description set forth in Exhibit D (Work Letter/Tenant's Plans). All improvements to the Premises other than those specified in Exhibit D shall be the obligation of the Tenant.

Section 8.02 Landlord's Right to Enter
Notwithstanding the Commencement Date, Landlord shall have the right to enter the Premises as reasonably necessary to complete construction of the building.

Section 8.03 Mechanic's Liens
In the event any mechanic's lien shall at any time, whether before, during or after the Term, be filed against any part of Albany Street Plaza by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be so discharged or bonded within twenty
(20) days after being notified in writing of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord and all costs and expenses (including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien) shall be due and payable by Tenant to Landlord as Additional Rent upon demand.

Section 8.04 Fixtures
All trade fixtures and apparatus (as distinguished from leasehold improvements) owned by the Tenant and installed in the Premises shall remain the property of Tenant and shall be removable at any time, including the expiration of the Term. At the termination of this Lease, all erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the Premises by any person, except furniture, movable trade fixtures or movable machinery or equipment of the Tenant, shall become the property of the Landlord and shall remain upon and be surrendered with the Premises as a part thereof without compensation to the Tenant or to anyone else.

                     ARTICLE 9.00 PROMPT OCCUPANCY AND USE

Section 9.01  Continuous Occupancy
Tenant shall not abandon the Premises.

Section 9.02  Operations in Good Faith
Tenant shall cause said business to be conducted and operated in good faith.

Section 9.03  Hours and Days of Operation
The Building will remain open for business during the hours from Monday to Friday, 7:00 AM to 7:00 PM and Saturday, 7:00 AM to 3:00 PM.

                       ARTICLE 10.00  OPERATION BY TENANT

Section 10.01 Tenant's Maintenance Obligations
In regard to use and occupancy of the Premises, and subject to Landlord's janitorial service and cleaning Schedule set forth on Exhibit F, at its expense Tenant shall:
     (a) Replace promptly any cracked or broken glass of the Premises with glass of like kind and quality if breakage is due to the negligence of Tenant, its agents or employees;
     (b) Maintain the Premises in a clean, orderly and sanitary condition;

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     (c) Keep any garbage, trash, rubbish or refuse in containers within the interior of the Premises until removed by Landlord's janitorial service;
     (d) Keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises;
     (e) Comply with all laws and ordinances, rules and regulations of governmental authorities and all recommendations of the Fire Underwriters Rating Bureau now or hereafter in effect in regard to Tenant's business;
     (f) Conduct its business in all respects in a dignified manner in accordance with high standards of office operation consistent with the quality of operation of the Albany Street Plaza as reasonably determined by Landlord; and
     (g) Comply with all rules and regulations as Landlord shall implement from time to time.
     (h) Comply with all rules and regulations as set forth by the City of New Brunswick for the recycling of paper, bottles, cans, newspaper, etc.

Section 10.02  Prohibitions
In regard to use and occupancy of the Premises and common facilities, Tenant shall not:
     (a) Place or maintain any merchandise, trash, refuse or other articles in any vestibule or entry of the Premises, on the sidewalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to partially obstruct any driveway, sidewalk, parking area, mall or any other common facility;
     (b) Use or permit the use of any objectionable advertising medium such as, without limitation, loudspeakers, phonographs, public address systems, sound amplifiers, reception of radio or television broadcasts within or outside of the Albany Street Plaza which is in any manner audible or visible outside of the Premises;
     (c) Permit accumulations of garbage, trash, rubbish or other refuse within or without the Premises;
     (d) Cause or permit objectionable odors to emanate or be dispelled from the Premises:
     (e) Solicit business in the parking area or other common facilities;
     (f) Distribute handbills or other advertising matter to, in or upon any automobiles parked in the parking areas or in any other common facility;
     (g) Permit the parking of delivery vehicles so as to interfere with the use of any driveway, sidewalk, parking area, lobby or other common facility in the Albany Street Plaza;
     (h) Receive or ship articles of any kind except through service facilities provided by the Landlord between 8:00 AM. 7:00 PM. in the area designated on Exhibit A;
     (i) Use the Albany Street Plaza, sidewalk or any other common area facility adjacent to the Premises for the sale or display of any merchandise or for any other business, occupation or undertaking;
     (j) Conduct or permit to be conducted any auction, fire, going out of business, bankruptcy, or other similar type sale in or connected with the Premises;
     (k) Use or permit the use of any portion of the Premises for any unlawful purpose; or
     (l) Place a load upon any floor which exceeds the floor load for which the floor was designed to carry or allowed by law.

Section 10.03  Paraphernalia and Pornography Prohibited
Tenant acknowledges that it is Landlord's intent that the Albany Street Plaza be operated in a manner which is consistent with the highest standards of decency and morals prevailing in the community which it serves. Toward that end, Tenant agrees that it shall not sell, distribute, display or offer for sale (i) any roach clip, water pipe, bong, toke, coke spoon, cigarette papers, hypodermic syringe or other paraphernalia commonly used in the use or ingestion of illicit drugs, or (ii) any pornographic material found to be illegal by a court of law in the State of New Jersey, the Third Circuit Court of Appeals or the United States Supreme Court.

                       ARTICLE 11.00 STRUCTURAL REPAIRS

Landlord shall make all structural repairs to the Premises and will keep in good order or repair the roof and the exterior of the Premises, except any doors, or door frames, storefronts, windows, and glass; provided Tenant shall give Landlord reasonable written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by negligence of Tenant, its concessionaires, officers, employees, licensees, contractors or agents, in which event Tenant shall be responsible therefore.

                        ARTICLE 12.00 INTERIOR REPAIRS

Section 12.01 Tenant's Repairs
Excluding utilities not exclusively serving the Premises and the sprinkler, Tenant shall keep all non-structural elements and the interior of the Premises, together with all electrical, plumbing and other mechanical installations therein, in good order and repair and make all replacements thereto at its expense, if repair and/or replacement is necessary due to the negligence of Tenant, its agents or employees. Tenant shall surrender the Premises at the expiration of the Term or at such other time as it may vacate the Premises in as good condition as when received, except for ordinary wear and tear. Tenant shall not overload the electrical wiring or other services or utilities serving the Premises or within the Premises, and shall install at its expense, subject to the provisions of Article 14 herein, any additional electrical wiring or service which may be required in connection with Tenant's Permitted Use.

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Section 12.02  Tenant's Indemnification
Any damage sustained by any party caused by mechanical, electrical, plumbing or any other equipment or installations, whose maintenance and repair is the responsibility of the Tenant shall be paid by Tenant, and Tenant shall indemnify and hold Landlord harmless from and against any and all claims, actions, damages and liability in connection therewith, including, but not limited to attorney's and other professional fees, and any other cost which Landlord might reasonably incur.

                       ARTICLE 13.00 DAMAGE TO PREMISES

Tenant shall repair at its expense any damage to the Premises, or the building in which the Premises are located, caused by bringing into the Premises any property for Tenant's use, or by the installation or removal of such property, unless caused by Landlord, its agents, employees or contractors; and in default of such repairs by Tenant, at the expiration of fifteen (15) days after delivery, except in case of emergency, of written notice to Tenant, Landlord may make the same and Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rent, the cost thereof with interest at the rate of the lesser of twelve percent (12%) per annum or the legal rate of interest in the State of New Jersey as established from time to time.

                      ARTICLE 14.00 ALTERATIONS BY TENANT

Section 14.01  Tenant's Improvements
Tenant agrees that it shall not improve or alter the Premises in any way without prior written approval of Landlord, which approval shall not be unreasonably withheld as to non-structural or cosmetic alterations. Any improvements made by Tenant which have been approved by Landlord shall be at the sole cost and expense of Tenant. Tenant agrees that any improvements or alterations approved by Landlord shall be constructed in a good and workmanlike manner. During the Term of the Lease, Tenant shall maintain such improvements and alterations in good condition. Tenant agrees that any additions, alterations and improvements made by it to the Premises (leasehold improvements) shall upon termination of the Lease automatically and without payment become the property of Landlord and shall remain upon the Premises in the absence of written agreement to the contrary. Tenant further shall not cut or drill into or secure any fixture, apparatus, or equipment of any kind to any part of the Premises except telephone equipment, artwork, computer equipment and related apparatus without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

Section 14.02  Exterior and Structural Improvements
Tenant shall not alter the exterior of the Premises (including but not limited to the facade and/or signs) and will not make any structural alterations to the Premises or any part thereof without Landlord's prior written approval of such alterations, which approval shall not be reasonably withheld or delayed.

Section 14.03  Signs and Advertising
Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises any sign, advertising matter or any other thing of any kind, and shall not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without Landlord's prior written approval which approval shall not be unreasonably withheld or delayed. Tenant shall maintain any such sign, decoration, lettering, advertising matter or other thing as may be approved by Landlord in good condition and repair at all times. Tenant's exterior sign as shown on Exhibit C is hereby approved by Landlord.

Section 14.04  Painting/Decorations
Tenant will not paint or decorate any part of the exterior of the Premises without Landlord's prior written approval.

Section 14.05  Approval by Landlord
No alterations, renovations, improvements, other installation to be made in or on the Premises (including, but not limited to, electrical, plumbing, and mechanical installation and storefront or facade construction) shall be commenced until plans and specifications therefor have been submitted to Landlord and Landlord has approved same in writing. The plans and specifications required hereunder and the improvements to be made pursuant thereto shall be certified and performed by a person duly qualified to do the work described in said plans and specifications in the jurisdiction wherein the Premises are situated, and same shall comply with all applicable codes, rules, regulations and ordinances.

                         ARTICLE 15.00 ROOF AND WALLS

Landlord shall have the exclusive right to use all or any part of the roof of the Premises for any purpose; to erect additional stores or other structures over all or any part of the Premises; to erect in connection with the construction thereof temporary scaffolds and other aids to construction of the exterior of the Premises.

                        ARTICLE 16.00 COMMON FACILITIES

Section 16.01 General
The common facilities which may be furnished by Landlord in or near the Albany Street Plaza for the general common use of tenants, their officers, agents, employees and invitees, including without limitation, loading docks and areas, delivery passages, package pickup stations, pedestrian sidewalks, malls, lobbies, courts and ramps, landscaped and planted areas, retaining walls, stairways, bus stops, lighting facilities, heating, ventilation and air-conditioning equipment and system, comfort stations and other areas and improvements,

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shall at all times be subject to the exclusive control and management of
Landlord. Landlord shall have the right to establish, modify and enforce reasonable rules and regulations with respect to the common facilities.

Section 16.02  Operation and Maintenance

Landlord shall operate and maintain the common facilities which may be provided pursuant to this Article.

Section 16.03  Landlord's Right to Alter

Landlord reserves the right in its sole discretion to change, rearrange, alter, modify, diminish or add to any or all of the common facilities so long as adequate facilities in common are made available to the Tenant herein.

                  ARTICLE 17.00 EXPENSE OF COMMON FACILITIES

Section 17.01  Landlord's Operating Costs

The "Landlord's Operating Costs" shall be the cost and expense of operating and maintaining the common facilities which may be provided pursuant to Article 16 in a manner deemed by Landlord to be reasonable and appropriate and for the best interests of the Albany Street Plaza, including, without limitation: all costs and expense of operating, repairing, lighting, cleaning, painting, striping, policing and security (including cost of uniforms, equipment and all employment taxes); insurance, including liability insurance for personal injury, death and property damage, insurance against fire, extended coverage, theft or other casualties, worker's compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring in or about the area in which the common facilities are from time to time located; plate glass insurance for glass exclusively serving the area in which the common facilities are form time to time located; removal of snow, ice, and debris; costs and expense of inspection and depreciation of machinery and equipment used in the operation and maintenance of the common facilities and personal property taxes and other charges incurred in connection with such equipment; costs and expense of repair and/or replacement of curbs, walkways, landscaping, drainage, pipes, ducts, conduits and similar items, and lighting facilities; costs and expense of planting, replanting and replacing flowers, shrubbery and planters; costs of elevator service contracts; cost and expense for the rental of music program services and loud speakers systems, including furnishing electricity therefore; cost attributed by Landlord for providing energy to heat, ventilate and air-condition areas in which the common facilities are, from time to time located; maintenance costs related to furnishing heat, air conditioning and ventilation; utility costs including but not limited to electric, gas, water and sewer services; services, if any, furnished by the Landlord for non-exclusive use of all tenants, including parcel pick-up and delivery services and shuttle bus service; garbage collection; and customary building management fees for operating and maintaining the common facilities.

Section 17.02  Tenant's Share

In each Rental Year Tenant will pay Landlord, as Additional Rent, Tenant's share of Landlord's Operating Costs. Tenant's share is 5%.

Section 17.03  Payment and Adjustment of Tenant's Share

Tenant's share shall be paid by Tenant in monthly installments in such amounts as are from time to time estimated and billed by Landlord during each twelve
(12) month period commencing and ending on dates designated by Landlord, each installment being due on the first day of each month next following the sending of the bill by Landlord. Within one hundred twenty (120) days after the end of each Rental Year Landlord shall deliver to Tenant a statement of Landlord's Operating Costs for such Rental Year and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, each party hereby agreeing to pay to the other within thirty (30) days of receipt of such statement, such amount (without interest) as may be necessary to effect adjustment to the agreed Tenant's Share for the preceding Rental Year. Tenant's share of Landlord's Operating Costs as provided in Landlord's yearly statement to Tenant shall only be increased in any given year by the greater of (a) ten percent )10%) of the preceding year's share of Operating Costs, or (b) the percentage increase, if any, in the consumer Price Index-all items, New York-Northern New Jersey ("Index Figure") for the last month of the preceding rental year over the Index figure for the first month of the preceding rental year together with all additional Rent specified in this Lease. If the Index figure is not issued for either the first or last month of the preceding Rental year, then the Index Figure for the closest month preceding such month shall be used. If the Index Figure shall cease to be calculated and/or published a comparable Index will be selected by Landlord. Upon reasonable notice, Landlord shall make available for Tenant's inspection, during normal business hours, Landlord's records relating to Landlord's Operating Costs for such preceding period. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant from its obligations hereunder.

                ARTICLE 18.00 PAYMENT OF UTILITY CHARGES, ETC.

Section 18.01  Electricity

Tenant will pay to Albany Street Plaza its pro-rata share of electricity usage for that floor.

Section 18.02  Payment of Charges

Landlord shall pay and discharge all charges for all public and private utility services furnished to or for the benefit of the Building during the Term, except Tenant shall pay and discharge all charges for electric utility services furnished to or for the benefit of the Premises.

Section 18.03  Interruption in Service

Unless caused by the gross negligence of Landlord, its agents or employees, Landlord shall under no circumstances be liable to Tenant in damages or otherwise for any interruption in service of water, electricity, heating, air conditioning or other utilities and

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services caused by the making of any necessary repairs or improvements or by any cause beyond Landlord's reasonable control, and the same shall not constitute a termination of this Lease or eviction from the Premises (constructive or otherwise). However, in the event that such services are not provided for more than five consecutive business days, then in that event the Monthly Rental will be reduced proportionately from the date the interruption in services began until the services are restored.

Section 18.04  Alteration of Service

Landlord reserves and shall at all times have the right in its sole discretion to alter the utilities serving the Albany Street Plaza without unnecessarily disrupting service to Tenant, and Tenant agrees to execute and deliver to Landlord without delay such documentation as may be required to effect such alteration. Operating Costs shall not include the cost of such alterations. Operating costs shall not include the cost of such alterations.

                           ARTICLE 19.00 INSURANCE

Section 19.01  Insurance Required

Tenant will keep in force at its expense as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part thereof, public liability insurance, including contractual liability, with respect to the Premises with carriers Landlord has approved in writing with minimum limits of One Million ($1,000,000.00) Dollars on account of bodily injuries to or death of one person, and Five Million ($5,000,000.00) dollars on account of bodily injuries to or death of more than one person as the result of any one accident or disaster; property damage insurance with minimum limits of One Million Dollars ($1,000,000.00) and all risks perils insurance at replacement cost value on Tenant's personal property, including inventory, trade fixtures, wall and floor coverings, furniture and other property removable by Tenant and leasehold improvements either existing within the Premises on the Commencement Date or installed by Tenant during the Term of this lease; provided, however, that Tenant's insuring of said leasehold improvements used by it shall in no way confer on Tenant any property rights to same except as otherwise provided in this Lease. Tenant may self-insure for glass breakage. All policies shall name Landlord or its designee as additional named insured, and shall contain a provision stating that such policy or policies shall not be canceled or modified except after thirty (30) days prior written notice to Landlord. At least thirty
(30) days prior to expiration of any insurance policies required hereunder, Tenant shall deliver to Landlord a premium bill marked paid for the full year subsequent to the year covered by the expiring policy. If the nature of Tenant's operation is such as to place any or all of its employees under the coverage of local worker's compensation or similar statutes, Tenant shall also keep in force, at its expense, so long as this Lease remains in effect and during such other times as Tenant occupies the Premises or any part thereof, worker's compensation or similar insurance affording statutory coverage and containing statutory limits. If Tenant shall not comply with its covenants made in this
Article 19.00, Landlord may immediately cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay, as Additional Rent, the premium for such insurance upon Landlord's demand. It is understood and agreed to by Landlord that if Tenant is self-insured it shall not be required to provide Landlord with policies of Insurance. However, Tenant shall provide Landlord with evidence of Tenant's self-insurance.

Section 19.02  Compliance with Landlord's Policies

Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards (including, without limitation, public liability) or which shall prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises or on other property of Landlord or of others within the Albany Street Plaza to be increased beyond the minimum rate from time to time applicable to the Premises for the Permitted Use or to any other property for the use or uses made thereof, Tenant shall pay, as Additional Rent, the amount of any such increase upon Landlord's demand.

Section 19.03  Waiver of Subrogation

Neither the Tenant nor the Landlord, nor their respective agents or employees, shall be liable to the other (or to anyone claiming through or under them by way of subrogation or otherwise) for loss or damage of type normally covered by comprehensive liability, workers compensation, fire and "ALL-RISK" insurance covering buildings, contents or personal injury or disability. Landlord and Tenant shall each cause their insurance policies to contain clauses or endorsements that the aforesaid releases shall not adversely affect or impair a party's rights to recover under said insurance policies. In addition, it is understood and agreed that if any such liability shall exceed the amount of the effective and collectible insurance in question, the Tenant shall be liable for such excess.

                            ARTICLE 20.00 INDEMNITY

The Tenant agrees to and shall save, hold and keep harmless and indemnify the Landlord from and for any and all payments, expenses, costs, attorney fees and from and for any and all claims and liability for losses or damage to property or injuries to persons occasioned wholly or in part by or resulting from any acts or omissions by the tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, or for any cause or reason whatsoever arising out of or by reason of the occupancy by the Tenant and the conduct of the Tenant's business.

                     ARTICLE 21.00 FIRE OR OTHER CASUALTY

Section 21.01  Repair; Rent Abatement

If the Premises shall be damaged by fire, the elements, accident or other casualty ("Casualty"), but the Premises are not thereby rendered untenantable in whole or in part, Landlord shall at its expense cause such damage to be repaired, without abatement of

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rent. If, as the result of casualty, the Premises are rendered untenantable in part, Landlord shall at its expense cause such damage to be repaired, and the Annual Basic Rent and other charges shall be abated proportionately as to the portion of the Premises rendered untenantable from the date of such Casualty until the Premises are rendered tenantable. If, as the result of Casualty, the Premises are rendered wholly untenantable Landlord may, subject to Section 21.02 at its expense cause such damage to be repaired and the Annual Basic Rent and other charges shall be abated from the date of such Casualty until the Premises, or any portion thereof, have been rendered tenantable. In no event shall Landlord be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture, supplies, records and other property removable by Tenant under the provisions of this Lease.

Section 21.02  Termination By Landlord

If the Premises are a) rendered wholly untenantable, or b) damaged as a result of any cause which is not covered by Landlord's insurance, or c) damaged in whole or in part during the last two years of the Term (or of a renewal term, if any) or if Building is damaged to the extent of fifty (50%) percent or more of the rentable floor area thereof, then in any such event, Landlord may terminate this Lease by giving to Tenant notice within ninety (90) days after the occurrence of such event. Annual Basic Rental and other charges shall be adjusted as of the date of such cancellation.

Section 21.03  Demolition

If the Building is so substantially damaged that it is reasonably necessary, in Landlord's judgment, to demolish such Building for the purpose of reconstruction or otherwise, Landlord may demolish the same in which event the rent shall be abated as if the Premises were rendered untenantable by a Casualty. In no event, however, shall Landlord be required to reconstruct any building demolished pursuant to this Section. Upon notice by Landlord to Tenant of his intention not to reconstruct, this Lease shall terminate.

                          ARTICLE 22.00 CONDEMNATION

If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Landlord shall make such repairs and alterations as may be practicable in order to restore the part not taken to useful condition and the Annual Basic Rental shall be reduced proportionately as to the portion of the Premises so taken. If the portion of the Premises so taken renders the Premises unusable for the purpose set forth in Section 2.05, either party may terminate this Lease as of the date when Tenant is required to yield possession. Tenant shall not be entitled to any portion of the award for the fee or leasehold of any element hereof, and the entire award shall belong to Landlord. However, Tenant may apply for reimbursement from the condemning authority for moving expenses and the value of goodwill and trade fixtures, if permitted. In addition, Tenant shall be able to claim any award which is granted to Tenant based solely on the undepreciated value of its leasehold improvements. Notwithstanding any provision in this Article to the contrary, in no event shall Tenant be able to claim any award that will adversely affect Landlord.

                     ARTICLE 23.00 INSPECTIONS BY LANDLORD

Tenant will, upon reasonable notice from Landlord permit Landlord, its agents, employees and contractors to enter all parts of the Premises during Tenant's business hours except in case of emergency when Landlord can enter any time, to inspect the same and to enforce or carry our any provisions of this Lease.

                       ARTICLE 24.00 NO ASSIGNMENT, ETC.

Section 24.01  General

Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that it will not assign, mortgage or encumber this Lease, nor sublease, or permit the Premises or any part of the Premises to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed for more than ten (10) days. The transfer of control, or of a majority of the issued and outstanding capital stock, of any corporate tenant or subtenant of this Lease or a majority interest in any partnership or other entity Tenant or subtenant, however accomplished, and whether in a single transaction or in a series of transactions, shall constitute an assignment of this Lease or of such sublease requiring Landlord's prior written consent in each instance which consent shall not be unreasonably withheld or delayed for more than ten (10) days. The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article 24.00, will not include any sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter-market" or through any recognized stock exchange.

Section 24.02  Any Assignment Void

Any assignment or sublease in violation of Section 24.01 is void, and shall constitute a default. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy or collection shall be deemed a) a Waiver of the provisions of this
Article 24.00, or b) the acceptance of the assignee, subtenant or occupant as Tenant; or c) release tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease shall not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant shall assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any

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                                                             -----------------
                                                               Initial Here
part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed.

Section 24.03  Limitation on Remedies

Tenant shall not be entitled to make, nor shall Tenant make, any claim, and Tenant by this Section waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article 24.00. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction, or declaratory judgment.

                             ARTICLE 25.00 DEFAULT

Section 25.01  Events of Default

The following events are referred to collectively as "Events of Default", or individually as an "Event of Default":

     (a) Tenant fails to pay rent, after three (3) business days written notice;

     (b) Tenant vacates or abandons the Premises without the payment of rent;

     (c) This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and the attachment is not discharged or disposed of within fifteen (15) days after its levy;

     (d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United State or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

     (e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

     (f) Tenant fails to take possession of the Premises on the Commencement date of the Term, or

     (g) Tenant breaches any of the other agreements, terms, covenants or conditions which this Lease requires Tenant to perform, and such breach continues for a period of thirty (30) days after notice from Landlord to Tenant.

Section 25.02  Landlord's Remedies

If any one or more Events of Default set forth in Section 25.01 occurs, then Landlord has the right, at its election:

     (a) to give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notices were the end of the Term; or

     (b) without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Monthly Basic Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

     (c) in addition to all other remedies specified in this Lease, Landlord can, without further demand or notice, cure any Event of Default and charge Tenant for the cost of effecting such cure, including, without limitation, attorneys' fees and interest on the amount so advanced at a rate equal to the Citibank Prime Rate as that rate may change from time to time plus five (5%) percent provided that Landlord will have no obligation to cure any such Event of Default of Tenant.

Should Landlord elect to reenter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rent. Landlord will in no way be responsible or liable for any failure to relet the Premises or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

Section 25.03  Certain Damages

If Landlord does not elect to terminate this Lease as permitted in subsection
(a) of section 25.02, but on the contrary elects to take possession as provided in subsection (b) of Section 25.02, Tenant will pay to Landlord; (a) Monthly Basic Rent and other sums as

                                                             -----------------
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                                                               Initial Here
provided in this Lease, which would be payable under this Lease if such repossession had not occurred, less (b) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorney' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term, or the premises covered by such new lease include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Section Will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Monthly Basic Rent would have been payable under this Lease if possession had not been retaken, and Landlord will be entitled to receive such rent and other sums from Tenant on each such day.

Section 25.04  Continuing Liability After Termination

If this Lease is terminated on account of the occurrence of an Event of Default, Tenant will remain liable to Landlord for damages in an amount equal to Monthly Basic Rent and other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated in section
25.03. Landlord will be entitled to collect such damages from Tenant monthly on the day on which Monthly Basic Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive such Monthly Basic Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant, as damages for loss of the bargain and not as a penalty, an aggregate rent which, at the time of such termination of this Lease, represents the excess of the aggregate of Monthly Base Rent and all other Rent payable by Tenant that would have accrued for the balance of the of the Term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such Term, both discounted to present value at the lesser of eight (8%) percent or the discount rate of the New York Federal Reserve Bank on the date of the Event of Default.

Section 25.05  Cumulative Remedies

Any suit or suits for the recovery of the amounts and damages set forth in Sections 25.03 and 25.04 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Commencement date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Commencement Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Commencement Date existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

                       ARTICLE 26.00 DEFAULT BY LANDLORD

If Landlord fails to fulfill any of the agreements or provisions of this Lease and such failure is not corrected within ten (10) days or within a reasonable period, if not accomplished within ten (10) days after having received written notice from Tenant, then, in that event, in addition to all rights, powers or remedies available to Tenant by law, Tenant may upon prior written notice to
Landlord: (i) correct Landlord's defaults and deduct the cost from monies due to Landlord; (11) withhold payments of rent and other amounts (if any) due to Landlord, until such default has been corrected; or (iii) terminate this Lease and all obligations hereunder if the specified default is not corrected within twenty (20) days after having received notice from Tenant.

                     ARTICLE 27.00 SUCCESSORS AND ASSIGNS

This Lease and the covenants and conditions therein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord in writing.

                          ARTICLE 28.00 GOVERNING LAW

This Lease shall be governed by the laws of the State of New Jersey.

                            ARTICLE 29.00 CAPTIONS

Captions and headings are for convenience and reference only.

                                                             -----------------
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                                      17

                             ARTICLE 30.00 BROKERS

Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except the Broker named in Article 1.00 (p) and Keller, Dodds & Woodworth, Inc. having an address of 163 Nassau Street, Princeton, NJ 08542. Each party shall indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises except the Broker. Landlord agrees to pay commission to broker as per separate agreement made between Landlord and Keller, Dodds & Woodworth, Inc.

                      ARTICLE 31.00 WRITTEN MODIFICATION

This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease may only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

                          ARTICLE 32.00 SEVERABILITY

If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstance other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each other term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                             ARTICLE 33.00 NOTICES

Any notices required or authorized to be sent pursuant to the provisions hereof shall be sent to the parties as follows:

a)  to Landlord at:  Albany Street Plaza Real Estate Management Company
                     c/o Boraie Development
                     120 Albany Street, Suite # 305
                     New Brunswick, New Jersey 08901

b)  to Tenant at:    Inventa Corporation
                     2620 Augustine Drive, Suite # 205
                     Santa Clara, CA 95054
                     Att: Michael Makishima
                     408-987-0220

or such other addresses as shall be designated by the parties hereto upon written notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by prepaid registered or certified mail, return receipt requested.

                         ARTICLE 34.00 OPTION TO RENEW

Section 34.01  Term; Notice

Tenant is hereby granted an option to extend this term of this Lease for one successive period of five (5) years commencing upon expiration of the term (the "Option Period"), provided Tenant is not in default under the Lease and gives to Landlord at least six months written notice prior to the expiration of the Term of Tenant's exercise of such option.

Section 34.02  Rent

All the terms and conditions of this Lease shall be in effect during the Option Period except that the Annual Basic Rent for the Option Period shall be fair market value as mutually agreed upon by Landlord and Tenant.

                   ARTICLE 35.00 JOINT AND SEVERAL LIABILITY

If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this lease shall be a partnership or other business association, the members of which are, by virtue or statue or general law, subject to personal liability, the liability of each such member shall be joint and several.

                       ARTICLE 36.00 NOT A JOINT VENTURE

Any intention to create a joint venture or partnership relationship between the parties hereto is hereby expressly disclaimed.

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                                      18

                            ARTICLE 37.00 NO OPTION

The submission of this lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord and Tenant.

                     ARTICLE 38.00 THIRD PARTY BENEFICIARY

Nothing contained in this lease shall be construed so as to confer upon any other party the rights of a third party beneficiary as to any provision contained herein.

                    ARTICLE 39.00 COMPLIANCE WITH ALL LAWS

The Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the Federal, State and Municipal Governments or Public Authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the Premises, their use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the Premises, during the Term; and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the Premises and its contents for the prevention of fire or other casualty, damage or injury, at the Tenant's own cost and expense.

                     ARTICLE 40.00 LIMITATION ON RECOURSE

Tenant specifically agrees to look solely to Landlord's interest in Albany Street Plaza for the recovery of any judgments from Landlord, it being agreed that Landlord (and its shareholders, venturers, and partners, and their shareholders, venturers and partners and all of their officers, directors and employees) shall not be personally liable for any such judgments.

                          ARTICLE 41.00 FORCE MAJEURE

Landlord shall have no liability to Tenant, nor will Tenant have any right to Terminate this actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the Lease if the failure is due to reasons beyond Landlord's reasonable control, including, without limitation, strikes or other labor difficulties; inability to obtain necessary Governmental permits and approvals (including building permits or Certificates of Occupancy); unavailability or scarcity of materials; war; riot; civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If Landlord fails to perform its obligations because of any reasons beyond Landlord's reasonable control (including those enumerated above), the period for Tenant's performance shall be extended day for day for the duration of the cause of Landlord's failure.

                         ARTICLE 42.00 NO RECORDATION

Neither this Lease nor any short form or memorandum hereof shall be recorded by the Tenant or Landlord. Such recordation shall be a default under this Lease, and the Tenant or Landlord hereby irrevocably appoints the Tenant or Landlord its attorney in fact for the limited purpose of causing the removal from the record of any such recordation.

                         ARTICLE 43.00 EFFECT OF SALE

A sale, conveyance or assignment of Albany Street Plaza shall operate to release Landlord from liability from and after the effective date of such sale, conveyance or assignment upon all of the covenants, terms and conditions of this Lease, express or implied, except those which arose prior to such effective date, and, after the effective date of such sale, conveyance or assignment, Tenant shall look solely to Landlord's successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance or assignment, and Tenant will attorn to Landlord's successor in interest in this Lease.

                     ARTICLE 44.00 TENANT'S ECRA WARRANTY

Tenant represents and warrants that it is not an "Industrial Establishment" as defined in the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq. ("ECRA"). Tenant shall not do or suffer anything that will cause it to become an Industrial Establishment under ECRA during the term of this Lease. Landlord may from time to time require Tenant at Tenant's sole expense to provide proof satisfactory to Landlord that Tenant is not an Industrial Establishment. In the event that Tenant now is or hereafter becomes an Industrial Establishment then, in addition to all of the Landlord's other rights and remedies herein, at its sole expense Tenant shall comply with all requirements of ECRA, howsoever arising, related directly or indirectly to the Tenant and/or its operations and/or the Premises. This Article shall survive the expiration or sooner termination of the Lease.

                         ARTICLE 45.00 USE OF ASBESTOS

Landlord will inform Tenant if asbestos has been used for fireproofing or other purposes in the construction of the building. If asbestos has been used, Landlord will give Tenant evidence that proper testing and/or monitoring of the air within the building has or is being done to insure that a health hazard does not now or will not as long as Tenant occupies the Premises, exist.

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                                      19

                        ARTICLE 46.00 CORPORATE TENANCY

If Tenant is a Corporation, the undersigned officers of Tenant hereby warrant and certify to Landlord that tenant is a corporation in good standing and duly organized under the laws of the State of New Jersey, or if chartered in a State other than the State of New Jersey, is a Corporation in good standing and duly organized under the laws of such State and is authorized to do business in the State of New Jersey. The undersigned representatives of Tenant hereby further warrant and certify-to Landlord that they are officers of the Corporation and as such are authorized and empowered to bind the Corporation to the terms of this Lease by their signatures thereto.

                             ARTICLE 47.00 PARKING

Landlord will provide up to thirty (30) parking spaces for Tenant's employees at a cost to Tenant of seventy five ($75.00) dollars per month for the term of this Lease and at the market rate for the remaining years of the Term of this Lease.

If additional parking is needed, and not available at the Albany Street Plaza Parking Deck, Landlord will help secure additional spaces at the Ferren Mall Parking Deck at the current market rate at no cost to Landlord.



 ATTEST                              ALBANY STREET PLAZA REAL ESTATE MANAGEMENT
                                     COMPANY


 /s/ [ILLEGIBLE]^^       11/4/98     /s/ Omar Boraie                  4-11-98
--------------------------------     ------------------------------------------
 Witness                  Date       Omar Boraie                        Date
                                     Managing Partner




 ATTEST                              Inventa Corporation


 /s/ [ILLEGIBLE]^^       11/3/98     /s/ Ashok Santhanam              11/3/98
--------------------------------     ------------------------------------------
 Witness                  Date       Ashok Santhanam                    Date
                                     CEO

                                   EXHIBIT A

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                                         20

                         FLOOR PLAN - LEASED PREMISES
                         ----------------------------

                                  (ATTACHED)

                                   EXHIBIT B

                                                            LEGEND
                                                            ------

                                                    _________________ DEMOLITION

                                                _______________ NEW CONSTRUCTION






                              [PLAN APPEARS HERE]

                     Basic Rental Schedule - Article 4.00
                     ------------------------------------

     Rental Year and Date              Amount Per Annum    Amount Per Month
     --------------------              ----------------    ----------------
Years 1 - 5
November 1, 1998 - October 31, 2003       $135,200.00         $11,266.67

1ST  Option
Years 6 - 10
November 1, 2003 - October 31, 2008       $156,000.00         $13,000.00

                                   EXHIBIT C

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                                      22

                       APPROVED SIGN DESIGN, SIZE, ETC.
                       --------------------------------

                            (INTENTIONALLY OMITTED)


                                   EXHIBIT D

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                                      23

                          WORK LETTER/TENANT'S PLANS
                          --------------------------

1. Landlord shall provide a tenant improvement allowance of $5.00 per rentable square foot.
2. Any unused tenant improvement allowance shall accrue and be used at another time by tenant as long as the allowance is used on the tenant's space.
3. Tenant will provide Landlord with construction, electrical, plumbing, etc. blueprints and CAD disc, signed and sealed by an Architect, at Tenants cost and expense.


                                   EXHIBIT E
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                                      24

                                 MASTER LEASE
                                 ------------

This Master Lease Agreement (hereinafter referred to as the "Lease") dated December 1, 1987, is made by and between ALBANY STREET PLAZA URBAN RENEWAL ASSOCIATION, a New Jersey Partnership having an address c/o Boraie Realty, 120 Albany Street, Suite 305, New Brunswick, New Jersey 08901 ("Landlord") and ALBANY STREET PLAZA REAL ESTATE MANAGEMENT COMPANY, a New Jersey Partnership having an address c/o Boraie Realty, 120 Albany Street, Suite 305, New Brunswick, New Jersey ("Tenant").

                                  WITNESSETH

In consideration of Ten ($10.00) Dollars, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants contained herein, Landlord and Tenant agree with each other as follows:

                 ARTICLE I DEMISED PREMISES AND TERM OF LEASE

Section 1.01  Demised Premises

Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, covenants, conditions and provisions hereof, all that certain plot, piece or parcel of land known and designated on the Official Tax Map of the City of New Brunswick as Block 16, Lots 3, 15, 15.01 and 15.02 and more commonly known as 120 Albany Street, New Brunswick, New Jersey 08901 (the "Land") together with all buildings and other improvements erected or about to be erected thereon with such items of personal property, fixtures and equipment as are used in connection with the operation of such buildings and improvements, excepting such items of personal property as are owned by Tenants of Tenant (the "Sub-Tenants") under executed leases (hereinafter collectively referred to as the "Improvements"). The Land and Improvements comprise, collectively, a first class retail shopping and commercial center.

Section 1.02  Term Commencement

The Term of this Lease shall commence (the "Commencement Date") upon the full and complete execution of this Lease.

Section 1.03  Term Expiration

This Lease shall be effective for so long as Landlord and the Demised Premises remain subject to the provisions of the Urban Renewal Corporation and Association Law of 1961, N.J.S.A. 40:55C-40 et seq. (the "Law"), as the Law be amended, supplemented or revised, from time to time. In no event, however, shall this Lease extend beyond April 30, 2005 unless extended by the mutual written agreement of Landlord and Tenant.

                                ARTICLE II RENT

Section 2.01  Payment of Rent

All rent ( the "Rent") payable to Landlord under this Lease shall be paid to Landlord at the address specified in Article XV hereof, or as Landlord may otherwise designate, in lawful money of the United States.

Section 2.02  Rent

Tenant shall pay annually to Landlord as Rent the sum of $1,140,000.00, payable in equal monthly installments of $95,000.00 payable in advance on the first day of each full calendar month during the Term. The first such monthly payment shall be paid on the Commencement Date and shall include prorated Rent for the period from the Commencement Date to the first day of the first full calendar month of any year during the Term. The annual Rent to be paid by Tenant to Landlord may be revised, readjusted or recalculated at the election of Landlord at least thirty (30) days prior to the expiration of any rental year during the Term.

Section 2.03 Landlord and Tenant agree that all Rent payable hereunder shall be net to Landlord and all costs, expenses and obligations of every kind and nature relating to the Demised Premises shall be paid by Tenant, and Landlord shall be indemnified and saved harmless from and against such costs, expenses and obligations.

             ARTICLE III TAXES, ASSESSMENTS, ANNUAL SERVICE CHARGE

Section 3.01  Impositions

The term "Impositions" shall mean all real estate taxes, duties or assessments (special or otherwise), water and sewer rents whether ordinary or extraordinary, general or special, foreseen or unforeseen, of any kind and nature whatsoever, which at any time during the Term of this Lease shall be assessed, levied, confirmed, imposed upon or grow out of, or become due and payable in respect of, or become a lien on or attributable in any manner to the Demised Premises, or the rents receivable therefrom, or any part thereof or any use thereon or any facility located therein or used in connection therewith or any charge or other payment required to be paid to any governmental authority, whether or not any of the foregoing shall be a so called "Real Estate Tax". In this regard, Tenant acknowledges that Landlord shall be entitled to an "in lieu" payment of real estate taxes (hereinafter referred to as the "Annual Service Charge") for the Improvements located on the Demised Premises, and which Annual Service Charge is afforded to Landlord pursuant to the Law. Tenant agrees that it will take all steps necessary to maintain and preserve the Annual Service Charge during the Term of this Lease. From and after the Commencement Date, Tenant shall pay (or Tenant shall cause its Sub-

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                                      25

Tenants to pay pursuant to executed leases) all Impositions and/or the Annual Service Charge attributable to the Demised Premises in a timely manner, and Landlord shall be indemnified and saved harmless from and against the payment of such Impositions.

Section 3.02  Other Governmental Charges

Tenant shall also pay (or Tenant shall cause its Sub-Tenants to pay) before any fine, penalty, interest or cost may be added thereto or become due or be imposed by operation of law for the non-payment thereof, all excises, levies, licenses and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever which at any time prior to or during the Term of this Lease may be assessed, levied, confirmed, imposed upon the Demised Premises or any part thereof or any appurtenance thereto as a result of or in connection with the use to which the Demised Premises are put by Tenant (notwithstanding that such use may have been consented to by Landlord).

                             ARTICLE IV SURRENDER

Section 4.01  Surrender of Demised Premises

Tenant shall on the last day of the Term, or upon an earlier termination of this Lease, quit and surrender the Demised Premises to the possession of Landlord without delay, broom clean and in good order, condition and repair (reasonable wear and tear excepted), free and clear of all lettings, and occupancies or subleases, and free and clear of all liens and encumbrances other than those, if any, created by Landlord.

Section 4.02  Landlord Not Liable
Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant or any Sub-Tenant.

Section 4.03  Survival
The provisions of this Article IV shall survive any termination of this Lease.

                              ARTICLE V INSURANCE

Section 5.01  Hazard Insurance

Tenant shall carry and/or Tenant shall cause its Sub-Tenants to carry pursuant to executed leases, Insurance for the Demised Premises (or any portion thereof in the case of a Sub-Tenant) against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "extended coverage", and against such other risks as Landlord from to time may reasonably designate, with a replacement cost (depreciation) endorsement, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than the "full replacement cost" without any deduction for physical depreciation of the Improvements. Such "Full Replacement Cost" shall be determined at Tenant's cost and expense from time to time at the request of Landlord, by an appraiser, engineer, architect or contractor designated by Landlord.

Section 5.02  Liability and Other Insurance

Tenant shall cause its Sub-Tenants to secure and maintain such liability (Personal Injury and Property) Insurance and such other Insurance and in such amounts as Landlord, in its sole and absolute discretion, shall deem appropriate to protect Landlord and Tenant.

                              ARTICLE VI REPAIRS

Section 6.01  Landlord: No Repair Obligations

Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Demised Premises. Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises.

              ARTICLE VII COMPLIANCE WITH LAWS, ORDINANCES, ETC.

Section 7.00  Obligations of Law and Boards

Throughout the Term, Tenant, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, and all orders, rules and regulations of the National Board of Fire Underwriters or any other body exercising similar functions, foreseen or unforeseen, structural or nonstructural, interior or exterior, ordinary as well as extraordinary, which may be applicable to the demised Premises and the sidewalks and curbs adjoining the Demised Premises or to the use or manner of use of the Demised Premises or the Sub-Tenants thereof, whether or not such law, ordinance, order, rule, regulation or requirement shall interfere with the use and enjoyment of the Demised Premises.

                             ARTICLE VIII NO WASTE

Section 8.00  No Waste

Tenant will not do or suffer any waste or damage, disfigurement or injury to the Demised Premises or any part thereof.

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                            ARTICLE IX CONDEMNATION

Section 9.01  Entire Demised Premises Taken

If the whole of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Term shall cease and terminate as of the date on which possession of the Demised Premises is actually surrendered to the condemning authority, and on such date all Rent shall be paid up to that date and thereupon this Lease shall terminate and be null and void as if such date were the date originally set forth herein for the expiration of the Term and neither Landlord nor Tenant shall have any further obligations to each other pursuant to this Lease. Tenant shall in no event have any claim against Landlord or the condemning authority for the value of any unexpired Term.

Section 9.02  Portion of the Demised Premises Taken

If any part of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking or condemnation shall, in Tenant's reasonable business judgment, render the Demised Premises unsuitable for the authorized business of the Tenant, then in any such event the Term shall, at Tenant's option, exercised by written notice to Landlord with thirty (30) days after any such taking, cease and terminate as of the date on which possession of the portion of the Demised Premises in question is actually surrendered to the condemning authority and on such date all Rent shall be paid up to that date and thereupon this Lease shall terminate and be null and void as if such date were the date originally set forth herein for the expiration of the Term and neither Landlord or Tenant shall have any further obligations to each other pursuant to this Lease. Tenant shall in no event, have any claim against Landlord or the condemning authority for the value of the unexpired Term. In the event of a partial taking or condemnation which is not extensive enough to render the Demised Premises unsuitable for the business of Tenant, then Landlord shall make the net condemnation proceeds allocable to the Demised Premises available to Tenant for the restoration of the Demised Premises, and Tenant shall promptly restore the Demised Premises to a condition comparable to their condition at the time immediately prior to the condemnation or taking, less, however, the portion lost in the taking, and this Lease shall continue in full force and effect pursuant to the terms and conditions hereof;, provided, however, that Rent shall abate in proportion to the area of the Demised Premises taken. If the condemnation award made available to Tenant by Landlord is insufficient to pay the entire cost of the restoration work, Tenant shall supply the amount of any deficiency. For purposes of determining the amount of the funds available for restoration of the Demised Premises from the condemnation award, said amount will be deemed to be that part of the award which remains after payment of Landlord's reasonable expenses incurred in recovering same and which represents a portion of the total sum so available (excluding any award or other compensation for land) which is equitably allocable to the Demised Premises.

                      ARTICLE X ASSIGNMENT AND SUBLETTING

Section 10.00 Assignment, Subletting, Etc.

Tenant shall not assign or otherwise encumber this Lease without Landlord's prior written consent. Tenant may freely sublet the Demised Premises or any portion thereof as Tenant, in its sole and absolute discretion, shall deem appropriate.

                              ARTICLE XI DEFAULT

Section 11.00 Events of Default

If any one or more of the following events (herein sometimes called "Events of Default") shall happen:

     a) if default shall be made in the due and punctual payment of any Rent or any part thereof when the same shall become due and payable, and such default shall continue for a period of ten (10) days after written notice thereof;, or
     b) if default shall be made by Tenant in the performance of or compliance with any of the covenants, agreements, terms, or conditions contained in this Lease other than those referred to in the foregoing subdivision (a), and such default shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant, provided, that if Tenant proceeds with due diligence during such ten (10) day period to cure such default and is unable by reason of the nature of the work involved, to cure the same within the said ten (10) days, its time to do so shall be extended for an additional period not to exceed the time necessary to cure the same, provided, however, that Tenant diligently prosecutes same to completion, such extension of time shall not subject Landlord or Tenant to any liability, civil or criminal, and the interest of Landlord in this Lease shall not be jeopardized thereby; or
     c) if at any time during the Term there shall be filed by Tenant in any court pursuant to any statute, either of the United States or of the State of New Jersey, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant's property or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement; or
     d) if at any time during the Term there shall be filed against Tenant in any court pursuant to any statue either of the United States or of the State of New Jersey, a petition in bankruptcy or insolvency, or for reorganization, or for appointment of a receiver or trustee of all or a portion of Tenant's property, and if within sixty (60) days after the commencement of any such proceeding against Tenant, the same shall not have been dismissed;

then and in any such event, Landlord at any time thereafter may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease and the Term shall expire and terminate on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice, and upon the date specified in such notice, this Lease and the term and all rights of Tenant under this Lease shall expire and terminate. The termination of this Lease by virtue of an Event of Default or Events of Default by Tenant shall not, however, impair any lease entered into by Tenant, as Landlord, with any Sub-Tenant for the rental of all or portion of the Demised Premises.

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                             ARTICLE XII UTILITIES

Section 12.00 Utilities

Tenant agrees to make its own arrangements, at Tenant's cost and expense, for any gas, electricity and any other utility required in connection with the use and operation of the Demised Premises. Tenant shall pay (or cause its Sub-Tenants to pay pursuant to executed leases) before delinquency, directly to the appropriate company or governmental agency, all charges for all utilities consumed on the Demised Premises.

                          ARTICLE XIII SUBORDINATION

Section 13.01 Subordination of this Lease

At landlord's election, this Lease shall be subordinate or superior to the lien of any present or future mortgage irrespective of the time of recording of such mortgage. If, from time to time, Landlord shall elect that this Lease be subordinate to the lien of any mortgage, Landlord may exercise such election by giving notice thereof to Tenant. However, from time to time thereafter, Landlord may elect that this Lease be paramount to the lien of such mortgage, and may exercise such election by giving notice thereof to tenant. The exercise of any of the elections provided in this Section shall not exhaust Landlord's right to elect differently thereafter, from time to time. At the election of Landlord, this clause shall be self-operative and no further instrument shall be required. Upon Landlord's request, from time to time, Tenant shall (a) confirm in writing and in recordable form that this Lease is so subordinate or so paramount (as Landlord may elect) to the lien of any mortgage and/or (b) execute an instrument making this Lease so subordinate or so paramount (as Landlord may elect) to the lien of any Mortgage, in such form as may be required by an applicable mortgagee.

Section 13.02 Subordination of Leases with Sub-Tenants

Any lease entered into by Tenant, as Landlord, and any Sub-Tenant for the rental of all or a portion of the Demised Premises shall be subordinate to this Lease. Tenant and any Sub-Tenant shall, upon Landlord's request from time to time (a) confirm in writing that such lease is subordinate to this Lease or to the lien of any mortgage made by Landlord and/or (b) execute an instrument making such lease subordinate to this Lease or to the lien of any mortgage made by Landlord.

                            ARTICLE XIV ATTORNMENT

Section 14.00 Attornment

If the demised Premises is encumbered by a mortgage and such mortgage is foreclosed, or if the Demised Premises is sold pursuant to such foreclosure or by reason of a default under said mortgage, then, notwithstanding such foreclosure, such sale, or such default (i) Tenant shall not disaffirm this Lease or any of its obligations hereunder, and (ii) at the request of the applicable mortgagee or purchaser at such foreclosure or sale, Tenant shall attorn to such mortgagee or purchaser and execute a new lease for the Demised Premises setting forth all of the provisions of this Lease except that the term of such new Lease shall be for the balance of the Term.

                              ARTICLE XV NOTICES

Section 15.00 Notices

Any notices required or authorized to be pursuant to the provisions hereof shall be sent to the parties as follows:

          a)  To Landlord:  ALBANY STREET PLAZA URBAN RENEWAL ASSOCIATION
                            c/o Boraie Development Corp.
                            120 Albany Street, Suite 305
                            New Brunswick, NJ 08901

          b)  To Tenant:    ALBANY STREET PLAZA REAL ESTATE MANAGEMENT
                            COMPANY
                            c/o Boraie Development Corp.
                            120 Albany Street, Suite 305
                            New Brunswick, NJ 08901

or such other addresses as shall be designated by the parties hereto upon Written notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by prepaid registered or certified mail, return receipt requested.

                           ARTICLE XVI MISCELLANEOUS

Section 16.01 Captions

The captions of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

Section 16.02 Controlling Law

This Lease shall be construed and enforced in accordance with the laws of the State of New Jersey.

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Section 16.03 Integration; Modifications

Upon the execution and delivery hereof, this instrument shall constitute the entire lease between the Landlord and Tenant for the Demised Premises. This Lease cannot be changed orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         ARTICLE XVII Covenants to Bind and Benefit Respective Parties

Section 17.00 Binding Effect

The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns, except as otherwise provided herein.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the day and year first above written.

WlTNESS:
                         LANDLORD: ALBANY STREET PLAZA
                         URBAN RENEWAL ASSOCIATION
                         A New Jersey Partnership

/s/: [ILLEGIBLE]^^                               /s/: [ILLEGIBLE]^^
--------------------------------------------------------------------------------
                                                   Partner


WITNESS:
                         TENANT: ALBANY STREET PLAZA
                         REAL ESTATE MANAGEMENT COMPANY
                         A New Jersey Partnership


/s/: [ILLEGIBLE]^^                               /s/: [ILLEGIBLE]^^
--------------------------------------------------------------------------------
                                                   Partner

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                                   EXHIBIT F

                      BUILDING STANDARD CLEANING SCHEDULE
                      -----------------------------------
                                      FOR
                              ALBANY STREET PLAZA

    Daily:
1.  Empty wastepaper baskets and ashtrays.

2. Vacuum clean or carpet sweep all carpets and rugs, dry mop all resilient and hard floors.

3. Dust and wipe clean all office furniture and window sills, washing window sills when necessary (desk surfaces are to be uncluttered and free of materials).

4.  Wipe clean all water fountains and coolers; empty waste water.

5.  Dust and damp dust, as necessary, interiors of all wastepaper baskets.

6.  Remove wastepaper and normal office refuse.

7.  Sweep and dust all private stairways.

8.  Clean all men's and ladies' toilets, sanitize all fixtures.

9.  Mop all ceramic tile, marble and terrazzo flooring.

    Periodically:
1.  Wash all exterior windows twice a year.

2.  Clean interior glass twice per year.

3. Dust while in place all pictures, frames, charts, graphs and similar wall hangings not reached in night cleaning schedule quarterly.

4. Dust all vertical surfaces and walls, partitions, doors, doorbucks and other surfaces not reached in night cleaning schedule quarterly.

5.  Dust all venetian blinds quarterly.

6.  Dust ceiling surfaces, other than acoustical ceiling material, quarterly.

7. Vacuum all radiation and under window air conditioning equipment and reassemble every three years.

8.  Clean all building standard lighting fixtures.

After cleaning all lights shall be turned off, doors locked and offices left in orderly fashion.

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                                   EXHIBIT G

                             RULES AND REGULATIONS
                             ---------------------

1. The sidewalks and public portions of the building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and engress to and from the premises in accordance with Tenant's permitted uses.

2. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord, such approval not to be unreasonably withheld.

3. Excepting such store identification signs as are approved in writing by landlord as to both design and location, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the premises or building or on corridor walls.

4. The sashes, sash doors, skylights, windows, heating, ventilating and air-conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by tenant, if caused by it or its agents, employees, contractors, licensees, or invitees.

6. No bicycles, vehicles or animals (except seeing eye dogs) of any kind shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by tenant on the Premises except in conformity with law and then only in the lunchroom, as set forth in Tenant's plans, which is to be primarily used by Tenant's employees for heating beverages and food. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

7. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way, with the exception of the Tenant's public address system.

8. Neither Tenant, nor any Tenant servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amount of cleaning fluid, or solvents required in the normal operation of Tenant's business offices. No offensive gases or liquids will be permitted.

9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant.

10. All moves in or out of the Premises, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agent may reasonably determine from time to time, pursuant to article 10.02. Only the building freight elevator shall be used for such purposes. Tenant will insure that movers take reasonable measures required by Landlord to protect the building (e.g. windows, carpets, walls, doors, and elevator cabs) from damage.

11. Landlord reserves the right to exclude from the building at all times other than business hours all persons who do not present a pass to the building signed by Tenant. Issuance of such passes by landlord for Tenant shall be on a reasonable basis.

12. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

13. The requirements of Tenant will be attended to only upon application at the office of the building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

14. There shall not be used in any space, or in the public halls of any building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires end side guards. No hand trucks, mail carts or mail bags shall be used in passenger elevators, provided adequate access or use of the freight elevator is reasonably available to Tenant, or Tenant's agents.

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15.  Landlord reserves the right to modify or delete any of the foregoing Rules
     & Regulations and to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of good order therein.

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                                      32